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                                                                    EXHIBIT 10.2

                                SECOND AMENDMENT
                                       TO
                                OMNIBUS AGREEMENT

This Second Amendment ("Amendment") is made this 11th day of April 2002 to that certain Omnibus Agreement among The Williams Companies Inc., a Delaware corporation, Williams Energy Services, LLC, a Delaware limited liability company, Williams Natural Gas Liquids, Inc., a Delaware corporation, Williams Pipe Line Company, LLC, a Delaware limited liability company, Williams Information Services Corporation, a Delaware limited liability company, Williams Energy Partners, LP, a Delaware limited partnership, Williams GP LLC, a Delaware limited liability company, and Williams OLP, LP, a Delaware limited partnership, as amended by the first amendment thereto dated January 28, 2002 (the "Omnibus Agreement").

WHEREAS on and effective as of the Effective Date, WES contributed and the MLP acquired all of the membership interests in Williams Pipe Line; and

WHEREAS the parties desire to amend the Omnibus Agreement to evidence their understanding as to pursuit of business opportunities, expense reimbursements and other matters following the contribution of Williams Pipe Line to the MLP;

NOW THEREFORE, in consideration of the promises and covenants, conditions and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   DEFINITIONS.

               (a) Capitalized terms used herein but not defined shall have the meaning given them in the Omnibus Agreement.

               (b) The following definitions are added to Article I of the Omnibus Agreement:

                    "Blendstocks" means isobutane, normal butane, natural gasoline, and refinery grade butane.

                    "Effective Date" means the date WES contributed and the MLP acquired all of the membership interests in Williams Pipe Line.

                    "MAPL" means the Mid-America Pipe Line .


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                    "NGL" means natural gas liquids and includes ethane,
                    propane, naptha and Blendstocks.

                    "Refined Products" means all grades of motor gasoline, distillate and aviation fuel.

                    "Restricted Assets" means assets or any business having assets engaged or obligated to engage in the activities prohibited by Section 2.1(a) or 2.1(b) .

                    "Partnership Restricted Assets" means assets or any business having assets engaged or obligated to engage in the activities prohibited by Section 2.4(a), 2.4(b), 2.4(c) or 2.4(d) as of the Effective Date.

               (c) The following definitions in Article I of the Omnibus Agreement are amended in their entirety to read as follows:

                    "Licensors" means, for purposes of Article V hereof, Williams and WISC.

                    "Partnership Entities" means the General Partner, the MLP, the OLP, Williams Pipe Line and any Person controlled by any of the foregoing.

2. Section 2.1 of the Omnibus Agreement is amended in its entirety to read as follows:

"2.1 Williams Entities Restrictions. (a) During the Applicable Period, each of the Williams Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities:

          (i) the transportation, storage or distribution of ammonia or related products in the United States; and

          (ii) the ownership and operation of facilities for the terminalling and storage of refined petroleum products in any state in the United States, except Alaska and Hawaii.

(b) Until the earlier of April 1, 2005 or the termination of the Applicable Period, each of the Williams Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities:


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          (i) Refined Product transportation (including through joint tariff arrangements or capacity leases or otherwise) to a delivery point within a 50-mile radius of a Refined Products delivery point owned or supplied by a Partnership Entity on the Effective Date; and

          (ii) Refinery grade butane transportation from the Koch Pine Bend, MN, refinery, Marathon St. Paul, MN refinery, ExxonMobil Joilet refinery, BP Whiting, IN refinery and CITGO Lemont, IL refinery. ."

3. Section 2.2(a) of the Omnibus Agreement is amended in its entirety to read as follows:

"(a) The Restricted Asset was owned, leased or operated by the Williams Entities on the Effective Date."

4. A new Section 2.4 is added to the Omnibus Agreement that reads as follows:

"2.4 Partnership Entities Restrictions. Until the earlier of April 1, 2005 or the termination of the Applicable Period, each of the Partnership Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities:

         (a) NGL transportation (including through joint tariff arrangements or capacity leases or otherwise) to a delivery point within a 50-mile radius of a NGL delivery point owned or supplied by a Williams Entity on the Effective Date;

         (b) Propane transportation into Williams Pipe Line's Carthage, MO terminal other than on MAPL;

         (c) Blendstock transportation into Williams Pipe Line's El Dorado, KS connection point other than on MAPL; and

         (d) Construct or otherwise acquire any connection to the Cochin pipeline system."

5. A new Section 2.5 is added to the Omnibus Agreement that reads as follows:

"2.5 Partnership Permitted Exceptions. Notwithstanding any provision of Section
2.4 to the contrary, a Partnership Entity may own and operate Partnership Restricted Assets under the following circumstances:

         (a) The Partnership Restricted Assets were owned, leased or operated by the Partnership Entities on the Effective Date.

         (b) The value of the Partnership Restricted Assets acquired in a transaction does not exceed $20 million at the time of the acquisition, as determined by the General Partner, in its sole discretion.


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         (c) (i) The value of the Partnership Restricted Assets acquired in a transaction exceeds $20 million at the time of acquisition, as determined by the General Partner, in its sole discretion and (ii) WES has elected not to pursue such opportunity in accordance with the procedures set forth in Section 2.6.

         (d) The original cost of Partnership Restricted Assets constructed does not exceed $20 million, as determined by the General Partner, in its sole discretion.

(e) (i) The original cost of the Partnership Restricted Assets constructed by a Partnership Entity exceeds $20 million, as determined by the General Partner, in its sole discretion and (ii) WES has elected not to pursue such opportunity in accordance with the procedures set forth in Section 2.6."

6. A new Section 2.6 is added to the Omnibus Agreement that reads as follows:

"2.6 Partnership Restricted Asset Procedures. In the event that any of the Partnership Entities acquires or constructs Partnership Restricted Assets valued or having an original cost in excess of $20 million at the time of the acquisition or the completion of construction, as determined by the General Partner, then not later than six months after the consummation of the acquisition and not later than one year after the completion of construction by such Partnership Entity of the Partnership Restricted Assets, such Partnership Entity shall notify WES of such purchase or construction and offer WES the opportunity to purchase such Partnership Restricted Assets. As soon as practicable, but in any event, within 60 days after receipt of such notification, WES shall notify the Partnership Entity that either (i) WES has elected not to purchase such Partnership Restricted Assets, in which event the Partnership Entity shall be forever free to continue to own or operate such Partnership Restricted Assets, or (ii) WES has elected to purchase such Partnership Restricted Assets, in which event the following procedures shall be followed:

(a) Within 30 days of receipt of the notice from WES that it has elected to purchase the Partnership Restricted Assets, the Partnership Entity shall submit an offer, approved by the General Partner and the Conflicts Committee, to sell the Partnership Restricted Assets (the "Offer") to WES on the terms and for the consideration stated in the Offer.

(b) The Partnership Entity and WES shall negotiate after receipt of such Offer the terms on which the Partnership Restricted Assets will be sold to WES. The Partnership Entity shall provide all information concerning the business, operations and finances of such Partnership Restricted Assets as may be reasonably requested by WES.

          (i) If the Partnership Entity, with the approval of the General Partner and the Conflicts Committee, and WES agree on such terms within 60 days after receipt of the Offer, WES shall purchase the Partnership Restricted Assets on such terms as soon as commercially practicable after such agreement has been reached.


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          (ii) If the Partnership Entity and WES are unable to agree on the terms of a sale during the 60-day period after receipt of the Offer, the Partnership Entity and WES will engage an independent investment banking firm with a national reputation to determine the fair market value of the Partnership Restricted Assets. In determining the fair market value of the Partnership Restricted Assets, the investment banking firm will have access to the proposed sale and purchase values for the Partnership Restricted Assets submitted by the Partnership Entity and WES, respectively. Such investment banking firm will determine the value of the Partnership Restricted Assets within 30 days and furnish the Partnership Entity and WES its opinion of such value. The fees of the investment banking firm's appraisal will be split equally between Williams and the MLP. Upon receipt of such opinion, WES will have the option, but not the obligation, to:

          (A) purchase the Partnership Restricted Assets in accordance with the following process:

               (1) if the valuation of the investment banking firm is in the range between the proposed sale/purchase values of the Partnership Entity and WES, WES will have the right to purchase the Partnership Restricted Assets at the valuation submitted by the investment banking firm;

               (2) if the valuation of the investment banking firm is less than the proposed purchase value submitted by WES, WES will have the right to purchase the Partnership Restricted Assets for the amount submitted by WES; and

               (3) if the valuation of the investment banking firm is greater than the proposed sale value submitted by the Partnership Entity, WES will have the right to purchase the Partnership Restricted Assets for the amount submitted by the Partnership Entity; or

          (B) decline to purchase such Partnership Restricted Assets, in which event the Partnership Entity forever will be free to continue to own and operate such Partnership Restricted Assets."

7. Section 2.4 of the Omnibus Agreement is renumbered as Section 2.7 and the following sentence is added:

                  "Except as provided in this Article II and the Partnership Agreement, as amended, each Partnership Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Williams Entity."

8. Section 2.5 of the Omnibus Agreement is renumbered as Section 2.8 and the following sentences are added:


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          "The Partnership Entities agree and acknowledge that the Williams
          Entities do not have an adequate remedy at law for breach by the Partnership Entities of the covenants and agreements set forth in this
          Article II, and that any breach by the Partnership Entities of the covenants and agreements set forth in Article II would result in irreparable injury to the Williams Entities. The Partnership Entities further agree and acknowledge that any Williams Entity may, in addition to the other remedies which may be available to the Williams Entities, file a suit in equity to enjoin the Partnership Entities from such breach and consent to the issuance of injunctive relief under this Agreement."

9. A new Section 2.9 is added to the Omnibus Agreement that reads as follows:

         "2.9 Joint Tariffs. Until April 1, 2005, the Williams Entities and the Partnership Entities Agree to use commercially reasonable efforts to maintain the joint tariffs that existed between Williams Pipe Line and MAPL as of the Effective Date (including using commercially reasonable efforts to maintain the lease of the ARANCO pipeline)."

10. Section 4.1 of the Omnibus Agreement is amended to read as follows:

          "4.1 Initial General and Administrative Expenses. The initial general and administrative expenses, excluding general and administrative expenses related to Williams Pipe Line, to be reimbursed by the Partnership Group to Williams will not exceed $6 million for the year 2001, excluding expenses associated with any one-time award of WEG restricted units under the Williams Energy Partners Long Term Incentive Plan (the "Baseline G&A"). The Baseline G&A will be prorated to reflect the actual number of months for which services are actually provided to the Partnership Group by Williams, including the entirety of the month in which such services begin."

11. Section 4.2 (b) of the Omnibus Agreement is deleted in its entirety. New Sections 4.3 and 4.4 reading as follows are added following Section 4.2:

               "4.3 Williams Pipe Line General and Administrative Expenses. (a)
                    The general and administrative expenses related to Williams Pipe Line to be reimbursed by the Partnership Group to Williams will not exceed $30 million for the year 2002, excluding expenses associated with any one-time award of WEG restricted units under the Williams Energy Partners Long Term Incentive Plan ("Pipe Line G&A"). The Pipe Line G&A will be prorated to reflect the actual number of weeks for which services related to Williams Pipe Line are actually provided to the Partnership Group by Williams, including the entirety of the week in which such services begin.

                    (b) The Pipe Line G&A may increase only as follows:


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                           (i) Beginning with the fiscal year beginning January
                           1, 2003 through the fiscal year ending December 31, 2017, the Pipe Line G&A (as adjusted annually in accordance with this Article IV) may be increased by no more than the lesser of 2.5% per year or the percentage increase in the Consumer Price Index - All Urban Consumers, U.S. City Average, Not Seasonally Adjusted.

                           (ii) Beginning with the fiscal year beginning January 1, 2018 the Pipe Line G&A (as adjusted annually in accordance with this Article IV) may be increased at the discretion of the General Partner up to 20% per year until the Pipe Line G&A equals the actual general and administrative expenses directly charged or allocated to the General Partner by Williams for Williams Pipe Line.

               4.4 Subsequent Acquisitions. If the Partnership Group makes a subsequent acquisition, general and administrative expenses to be reimbursed by the Partnership Group will be increased by the amount of general and administrative expense included in the valuation of such acquisition made by the General Partner on a pro forma basis for the succeeding four fiscal quarters. The portion of this pro forma amount that is proportionate to the remainder of the MLP fiscal year in which the acquisition is made will be added to the general and administrative expenses payable for that year. General and administrative expenses to be reimbursed by the Partnership Group will be increased by the entire pro forma amount in succeeding fiscal years."

13. Section 6.1 of the Omnibus Agreement is deleted in its entirety and the following substituted therefor:

                    "Williams Reimbursement of Partnership Group Maintenance Expenditures. (a) Williams will reimburse the Partnership Group for maintenance capital expenditures made by the Partnership Group in fiscal years 2001 and 2002 to maintain the Assets to the extent such expenditures in either of those years exceed $4.9 million, provided Williams shall not be required to reimburse more than an aggregate of $15 million under this Section 6.1(a).

                    (b) Williams will reimburse the Partnership Group for maintenance capital expenditures made by the Partnership Group in fiscal years 2002, 2003, and 2004 to maintain assets owned by Williams Pipe Line to the extent that such expenditures in any of those years exceed $19 million, provided Williams shall not be required to reimburse more than an aggregate of $15 million under this Section 6.1
                    (b)."


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14. Section 7.4 of the Omnibus Agreement is amended in its entirety to read as follows:

          "7.4 Termination. (a) This Agreement will terminate upon a Change in Control of the General Partner. In addition, the provisions of Article II of this Agreement may be terminated by Williams upon a Change of Control of Williams. In the event of termination of this Agreement, the Licensees' right to utilize or possess the Software and the Marks licensed under this Agreement shall automatically cease. Within 15 days after the termination of this Agreement, the Licensees shall (i) return to Licensors or destroy the original and all copies, in any form, of all Software and Inventions, or parts thereof, for which it has received a license hereunder and (ii) provide a certified affidavit executed by an officer of the Licensees to the effect that the destruction has been completed.

          (b) Section 7.4(a) notwithstanding, in the event of termination of this Agreement, the MLP may, at its option, require the Licensors to transfer all right, title, and interest in Automated Transportation Logistics Activity System a/k/a "Atlas 2000" to Williams Pipe Line at no cost."

15. Except as expressly amended hereby, the Omnibus Agreement shall remain in full force and effect without modification.

16. (a) Negotiation of Rights of Limited Partners, Assignees, and Third Parties. The provisions of this Amendment are enforceable solely by the parties to this Amendment, and no Limited Partner, Assignee or other Person of the MLP or the OLP shall have the right, separate and apart from the MLP or the OLP, to enforce any provision of this Amendment or to compel any party to this Amendment to comply with the terms of this Amendment.

(b) Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

(c) Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                       THE WILLIAMS COMPANIES, INC.

                                       By:      /s/ Mark D. Wilson
                                           -------------------------------------
                                       Name:  Mark D. Wilson
                                       Title: Vice President

                                       WILLIAMS ENERGY SERVICES, LLC

                                       By:      /s/ Alan S. Armstrong
                                           -------------------------------------
                                       Name:  Alan S. Armstrong
                                       Title: Senior Vice President and General
                                              Manager- Midstream Gas and Liquids


                                       WILLIAMS NATURAL GAS LIQUIDS, INC.

                                       By:      /s/ Alan S. Armstrong
                                           -------------------------------------
                                       Name:  Alan S. Armstrong
                                       Title: Senior Vice President

                                       WILLIAMS PIPE LINE COMPANY, LLC By
                                       Williams Energy Partners L.P.,
                                        Its Managing Member

                                       By Williams GP, LLC, Its General Partner

                                       By:      /s/ Don R. Wellendorf
                                           -------------------------------------
                                       Name:  Don R. Wellendorf
                                       Title: Senior V.P., C.F.O. & Treasurer

                                       WILLIAMS INFORMATION SERVICES CORPORATION


                                       By:      /s/ Gary R. Belitz
                                           -------------------------------------
                                       Name:  Gary R. Belitz
                                       Title: Controller

                                       WILLIAMS ENERGY PARTNERS L.P.

                                       By:  WILLIAMS GP LLC, its general partner

                                       By:      /s/ Don R. Wellendorf
                                           -------------------------------------
                                       Name:  Don R. Wellendorf
                                       Title: Senior V.P., C.F.O. & Treasurer


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                                       WILLIAMS OLP, L.P.

                                       By:  WILLIAMS GP LLC, its general partner

                                       By:      /s/ Don R. Wellendorf
                                           -------------------------------------
                                       Name:  Don R. Wellendorf
                                       Title: Senior V.P., C.F.O. & Treasurer

                                       WILLIAMS GP LLC

                                       By:      /s/ Don R. Wellendorf
                                           -------------------------------------
                                       Name:  Don R. Wellendorf
                                       Title: Senior V.P., C.F.O. & Treasurer